UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 16, 2012 (May 16, 2012)

LEGG MASON, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-12000960

(State of Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File No.)	Identification No.)

100 International Drive, Baltimore, Maryland	21202

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 539-0000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 8.01 Other Events.

On May 16, 2012, Legg Mason, Inc. issued press releases announcing the offering and pricing of $650 million aggregate principal amount of its 5.5% Senior Notes due 2019, pursuant to an exemption from registration under the Securities Act of 1933, as amended.

Copies of the press releases are attached as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

The information contained in this report shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities mentioned in this report in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release dated May 16, 2012, issued by Legg Mason, Inc.

	99.2	Press Release dated May 16, 2012, issued by Legg Mason, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: May 16, 2012	By:	/s/ Thomas C. Merchant

Thomas C. Merchant
Vice President and General Counsel, Corporate

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release dated May 16, 2012, issued by Legg Mason, Inc.

Exhibit 99.2	Press Release dated May 16, 2012, issued by Legg Mason, Inc.